EXHIBIT 10.2

PROMISSORY NOTE

Consolidation of Previous Notes, Advances, Fees and Accounts Payable

Borrower:	GZ6G Technologies Corporation, of 8925 West Post Road, Suite 102, Las Vegas, NV 89148 (“Borrower”)

Lender:	William Coleman Smith, of 25422 Trabucco Road, Suite 105-275, Lake Forest, CA 92630 and ELOC Holdings Corp., of hereinafter collectively referred to as “Lender”.

Principal Amount:	$1,217,579 USD	Date: December 31, 2020

1.	WHEREAS, THE PARTIES AGREED to retroactively, as of January 1, 2020, allocate interest in the amount of 5% per annum, to loan advances, wages, and management fees payable to Mr. William Coleman Smith.

2.

FOR VALUE RECEIVED, The Borrower promises to pay to the Lender at such address as may be provided in writing to the Borrower, the principal sum of One Million Two Hundred Seventeen Thousand Five Hundred Seventy-Nine Dollars ($1,217,579 USD), with interest payable on the unpaid principal at the rate of 5% percent per annum.

3.

This is a consolidation of prior notes, advances payable and accrued interest (“Consolidated Note”) between the Company, William Coleman Smith, and ELOC Holdings Corp. including all amounts outstanding and payable to ELOC and Mr. Smith at January 1, 2020, and any and all additions through December 31, 2020, pursuant to a Board of Director’s Resolution authorizing consolidation of all outstanding balances owed to Mr. Smith and to ELOC Holdings Corp.

4.	All previous notes shall be cancelled upon issuance of this Consolidated Note.

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5.

The term of this Consolidated Note will be one year, and one day and due on January 1, 2022. However, no payments shall be made toward this Consolidated Note without approval from the Board of Directors.

6.	At any time while not in default under this Consolidated Note, the Borrower may pay the outstanding balance then owing under this Consolidated Note to the Lender without further bonus or penalty.

7.

If any term, covenant, condition or provision of this Consolidated Note is held by a court of competent jurisdiction to be invalid, void or unenforceable, it is the parties' intent that such provision be reduced in scope by the court only to the extent deemed necessary by that court to render the provision reasonable and enforceable and the remainder of the provisions of this Note will in no way be affected, impaired or invalidated as a result.

8.	This Consolidated Note will be construed in accordance with and governed by the laws of the State of California.

9.

This Consolidated Note will enure to the benefit of and be binding upon the respective heirs, executors, administrators, successors and assigns of the Borrower and the Lender. The Borrower waives presentment for payment, notice of non-payment, protest and notice of protest.

IN WITNESS WHEREOF the Borrower has duly affixed its signature by a duly authorized officer under seal on this 31st day of December 2020.

SIGNED AND DELIVERED this 31st day of December 2020.	GZ6G TECHNOLOGIES CORP Per: /s/ William Coleman Smith

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